SCHEDULE 14A INFORMATION

             Soliciting Materials Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                           [Amendment No............]

Filed by the Registrant /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /     Preliminary Proxy Statement (Revocation of Consent)
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /     Definitive Proxy Statement (Revocation of Consent Statement)
/X/     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-12


                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                  --------------------------------------------
                (Name of Registrant as specified in its charter)



       (Name of person(s) filing proxy statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required

/ /    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a6(i)(2)  or
       Item 22(a)(2) of Schedule 14A.

/ /    Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.
           1) Title  of each  class of  securities  to which  transaction applies:
                -----------------------
           2)   Aggregate number of securities  to  which  transaction  applies:
                -----------------------
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________________
           4)   Proposed maximum aggregate value of transaction:
                -----------------------
           5)   Total fee paid: _______________________

/ /    Fee paid previously by written preliminary materials.

/ / Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid: ________________________________________
           2)   Form, Schedule or Registration Statement No.: __________________
           3)   Filing Party: __________________________________________________
           4)   Date Filed: ____________________________________________________

                              Sch 14A - Cover Page

               [Wisconsin Central Transportation Corporation logo]

OFFICE:                                                 MAILING ADDRESS:
--------------------------------------------------------------------------------
Suite 9000                                              P.O. Box 5062
One O'Hare Centre                                       Rosemont, IL  60017-5062
6250 North River Road
Rosemont, IL  60018



                                                  December 28, 2000





DEAR FELLOW STOCKHOLDER:

Over the past few weeks, we have had the opportunity to speak to many of you concerning the future of your company. We are gratified by the continued support of so many stockholders, both large and small, as well as the endorsement of the leading independent proxy advisory services, Institutional Shareholder Services and Proxy Monitor Services.

Our diligence over the past months has paid off, and we firmly believe we are well positioned to maximize value for all Wisconsin Central stockholders as we head into 2001. The Board is moving expeditiously with its plans, and is actively conducting due diligence activities with interested parties.

Your Board is disappointed, however, that the dissident group led by Mr. Burkhardt continues to disparage the company and its management with personal attacks, as evidenced in his December 20th letter to stockholders. For the most part, that letter rehashes Mr. Burkhardt's tired allegations, to which the company has already responded. Certain statements in that letter, however, require correction as they are factually inaccurate and potentially misleading to the investment community.

Specifically, Mr. Burkhardt references discussions between himself and Canadian National in September 1999, but conveniently fails to tell you that by then he had already been removed from his positions with the company and had no authority to act on Wisconsin Central's behalf in any capacity. More importantly, no negotiations of the sort suggested by Mr. Burkhardt ever took place, and any suggestion to the contrary is false.

We again ask you to express your support for our efforts to maximize stockholder value by signing, dating and promptly mailing the enclosed BLUE revocation of consent card. We thank you for your continued trust and many expressions of support, and on behalf of your Board of Directors wish all of our stockholders a Happy New Year.


                                 Sincerely,





THOMAS F. POWER, JR.                                ROBERT H. WHEELER
President and                                       Chairman of the
Chief Executive Officer                             Board of Directors



                                    IMPORTANT

Your vote is important! Please sign, date and mail promptly your BLUE Consent Revocation Card in the postage-paid envelope provided. Remember, do not sign any WHITE consent card or other materials you may receive from the dissident group, not even as a vote of protest. If you have any questions or require assistance, you may call D. F. King & Co., Inc., which is assisting your Company, toll-free at 1-800-769-4414.